UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

        May 26, 2015

Date of report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, P.O. Box 9005, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 538-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 26, 2015, QNB Corp. (the “Company”) held its 2015 Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 14, 2015.

The proposals voted on and a record of the vote on each matter presented to the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1:    Election of Class III Directors to serve a term of three years and until their successors are elected:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Thomas J. Bisko	2,024,340	12,507	541,308
Dennis Helf	2,013,227	22,819	541,308
Jennifer L. Mann	1,985,253	51,593	541,308
Scott R. Stevenson	2,016,420	20,426	541,308

Proposal No. 2: The Company’s shareholders approved and adopted the 2015 Stock Incentive Plan as set forth below:

Votes	Votes		Broker
For	Against	Abstain	Non-Votes
1,907,433	102,435	26,978	541,308

Proposal No. 3: To ratify the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2015:

Votes	Votes
For	Against	Abstain
2,568,004	2,813	7,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

Date: May 27, 2015	By:	/s/ Janice McCracken Erkes
Janice McCracken Erkes
Chief Financial Officer